UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Constellation Energy Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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May 11, 2011

Dear Fellow Shareholder:

We have previously sent to you proxy material for the important annual meeting of Constellation Energy shareholders, to be held on May 27, 2011. Your board of directors recommends that shareholders vote FOR Proposals 1, 2 and 3, and 1 Year on Proposal 4.

Your vote is important, no matter how many or how few shares you may own. To ensure that your shares are represented, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Very truly yours,

Charles A. Berardesco

Senior Vice President, General Counsel and

Corporate Secretary

REMEMBER:

You can vote your shares by telephone or over the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE at (888) 750-5834.